UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 14, 2008 (July 10, 2008)

General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)            On July 14, 2008, the registrant issued a press release, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference, announcing that J. Michael Andrews, Executive Vice President and Group President, North American Energy Infrastructure and Technology, will leave that position effective August 1, 2008 and provide transition services to General Cable Corporation ("General Cable") relating to strategic and operational support to the integrated  North American operations.  From August 1, 2008, Mr. Andrews will hold the position of Executive Vice President and he has agreed to provide the transition services described for a period lasting up to the end of calendar 2008. After the transition period, Mr. Andrews will end his employment with General Cable and receive benefits under General Cable's Executive Officer Severance Benefit Plan.

Item 9.01    Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(d)  The Exhibit accompanying this Report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

Date: July 14, 2008	By:	/s/ Robert J. Siverd
Name: Robert J. Siverd
Title: Executive Vice President, General Counsel
and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Method of Filing

99.1	Press Release dated July 14, 2008	Filed Herewith